UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2008

ACTEL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-21970	77-0097724
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2061 Stierlin Court, Mountain View, California		94043-4655
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-318-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On April 29, 2008, Actel Corporation ("Actel" or "the Company") announced its financial results for the quarter ended April 6, 2008. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On August 30, 2006, a shareholder derivative action was filed in the United States District Court for the Northern District of California, San Jose Division (the "Court"), entitled Frank Brozovich v. John C. East, et al., 06-cv-05352-JW, against certain of our former and current officers and directors alleging that the individual defendants violated Section 10(b)/Rule 10b-5 of the Exchange Act, breached their fiduciary duties, and were unjustly enriched in connection with the timing of stock option grants from 1996 to 2001. In addition, on November 2, 2006, a second nearly identical shareholder derivative complaint, entitled Samir Younan v. John C. East, et al., 5:06-cv-06832-JW, was filed in the Court. Younan alleged further causes of action in connection with the timing of stock option grants from 1994 to 2000, including violations of Sections 14(a) and 20(a) of the Exchange Act, and violation of California Corporation Code Section 25402. On January 10, 2007, these cases were consolidated as In re Actel Derivative Litigation, 5:06-cv-05352-JW and plaintiffs Younan and Brozovich were appointed lead plaintiffs. Plaintiffs filed a consolidated complaint on February 9, 2007. The consolidated complaint alleges causes of action in connection with the timing of stock option grants from 1996 to 2002, including violations of Sections 10(b), 14(a), and 20(a) of the Exchange Act, breach of fiduciary duty, accounting, unjust enrichment, and violation of California Corporation Code Section 25402. Actel is named solely as a nominal defendant against whom no recovery is sought.

On April 28, 2008, the Court scheduled a final settlement hearing, to be held on June 30, 2008 at 9:00 a.m., before the Honorable James Ware, at the U.S. District Courthouse, 280 South 1st Street, San Jose, California, 95133, Fourth Floor, Courtroom 8, to determine whether to approve a proposed settlement that has been reached between the parties in the derivative litigation (the "Settlement"). The Court ordered, among other things, that the Company file a Form 8-K attaching a copy of a Notice of Pendency and Settlement of Derivative Action and of Settlement Hearing (the "Notice"). The full text of the Notice is attached as Exhibit 20.1 to this Current Report on Form 8-K. Under the terms and conditions of the Settlement, which are summarized in the Notice, Actel and its insurer would pay to plaintiffs’ counsel attorneys’ fees and reimbursement of expenses in the aggregate amount of $1.75 million, of which the Company expects to pay $237,500. If approved by the Court, the Settlement would fully, finally, and forever resolve the derivative litigation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

20.1 Notice of Pendency and Settlement of Derivative Action and of Settlement Hearing.
99.1 Press release dated April 29, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTEL CORPORATION

April 29, 2008	By:	Jon A. Anderson

Name: Jon A. Anderson
Title: Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

20.1	Notice of Pendency and Settlement of Derivative Action and of Settlement Hearing
99.1	Press release dated April 29, 2008